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                                                              EXHIBIT 4.5





                             SYPRIS SOLUTIONS, INC.
                    INDEPENDENT DIRECTORS' STOCK OPTION PLAN
                           ADOPTED ON OCTOBER 27, 1994

               AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 2002
           (AS APPROVED BY STOCKHOLDERS AT MAY 7, 2002 ANNUAL MEETING)

                                    PREAMBLE

         The Sypris Solutions, Inc. Independent Directors' Stock Option Plan is a restatement of the Group Technologies Corporation Independent Directors' Stock Option Plan adopted by Group Technologies Corporation effective October 27, 1994. On March 30, 1998, Sypris Solutions, Inc. became the successor to Group Technologies Corporation pursuant to a reincorporation merger of Group Technologies Corporation with and into Sypris Solutions, Inc. (the "merger"). Pursuant to the provisions of the merger and the plan, Group Technologies Corporation common stock subject to the plan and outstanding options under the plan were automatically by virtue of the merger converted into and replaced by Sypris Solutions, Inc. common stock. The plan was amended and restated: (i) on March 30, 1998 to reflect the changes caused by the merger; (ii) effective February 23, 1999, for the purpose of increasing the number of shares authorized for issuance under the Plan from 250,000 to 500,000 shares; and (iii) effective February 26, 2002, for the purpose of increasing the number of shares authorized for issuance under the Plan from 500,000 to 750,000 shares, as set forth herein.

1. PURPOSE. The purpose of the Sypris Solutions, Inc. Independent Directors' Stock Option Plan is to promote the interests of the Company by affording an incentive to certain persons not affiliated with the Company and its Subsidiaries to serve as a director of the Company in order to bring additional expertise and business judgment to the Company through the opportunity for stock ownership offered under this Plan.

2.   DEFINITIONS.
     -----------

     A.  "BOARD" means the Company's Board of Directors.

     B.  "CODE" means the Internal Revenue Code of 1986, as amended.

     C. "COMMON STOCK" means the Company's common stock, $.01 par value, or the common stock or securities of a Successor that have been substituted theretofore pursuant to Section 9.

     D. "COMPANY" means Sypris Solutions, Inc., a Delaware corporation, with its principal place of business at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

     E. "COMPENSATION COMMITTEE" means the Compensation Committee of the Board that administers the Plan pursuant to Section 4.

     F. "INDEPENDENT DIRECTOR" means an individual serving as a director on the Company's Board of Directors and who is not otherwise employed by the Company or its Subsidiaries or an affiliate thereof.

     G. "OPTION PRICE" means the price to be paid for Common Stock upon the exercise of an option granted under the Plan, in accordance with Section 7.B.

     H. "OPTIONEE" means an Independent Director to whom options have been granted under the Plan.


     I. "OPTIONEE REPRESENTATIVE" means the Optionee's estate or the person or persons entitled thereto by will or by applicable laws of descent and distribution.

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     J.  "PLAN" means the Sypris Solutions,  Inc.  Independent  Directors' Stock
Option Plan, as set forth herein, and as amended from time to time.

     K. "SUBSIDIARY" means any corporation which at the time an option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code Section 424(f), or any similar provision thereafter enacted.

     L. "SUCCESSOR" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

3.   SHARES SUBJECT TO PLAN.

     A.  AUTHORIZED UNISSUED OR TREASURY SHARES.  Subject  to  the provisions of
Section 9, the shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares or treasury shares of Common Stock.

     B. AGGREGATE NUMBER OF SHARES. Subject to adjustments and substitutions made pursuant to the provisions of Section 9, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed five hundred thousand (500,000) of the Company's authorized shares of Common Stock. Effective February 26, 2002, but subject to approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, the aggregate number of shares shall be increased to seven hundred fifty thousand (750,000) of the Company's authorized shares of Common Stock.

     C. SHARES SUBJECT TO EXPIRED OPTIONS. If any option granted under the Plan expires or terminates for any reason without having been exercised in full in accordance with the terms of the Plan, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same Optionee or other Optionees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

4. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board. The Compensation Committee shall have full power and authority to construe, interpret, and administer the Plan and to adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

5. GRANT OF OPTIONS. Subject to the terms, provisions and conditions of the Plan, the Board shall have full and final authority in its discretion: (i) to select the Independent Directors to whom options shall be granted; (ii) to determine the number of shares of Common Stock subject to each option; (iii) to determine the time or times when options will be granted, the manner in which each option shall be exercisable, and the duration of the exercise period; and
(iv) to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan. Subject to the terms, provisions and conditions of the Plan, either the Board or the Compensation Committee shall have full and final authority in its discretion to determine all other questions relating to the administration of the Plan. The interpretation of any provisions of the Plan by either the Board or the Compensation Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Board or the Compensation Committee in administering the Plan.

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6. ELIGIBILITY.  Independent  Directors  of  the  Company  shall  be eligible to receive options under the Plan. No Company director who is also a Company employee or a Subsidiary employee shall be entitled to receive an option under the Plan. Independent Directors to whom options may be granted under the Plan will be those selected by the Board from time to time who, in the sole discretion of the Board, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

7. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an option agreement signed by the Optionee and by a member of the Board. An option agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan and that the Board may deem appropriate.

     A. OPTION PERIOD. Options granted under the Plan shall be exercisable immediately and, if not exercised, shall lapse at the earliest of the following times:

          (i)     ten (10) years from the date of grant; or

          (ii) the date set by the grant and specified in the applicable option agreement.

     B. OPTION PRICE. The Option Price per share of Common Stock shall be the fair market value of the Common Stock on the date the option is granted and shall be subject to adjustments in accordance with the provisions of Section 9.

     C. FAIR MARKET VALUE. The fair market value of the Common Stock on any given measurement date shall be determined as follows:


          (i) if the Common Stock is traded on the over-the-counter market, the sale price for the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on such date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System; or

          (ii) if the Common Stock is listed on a national securities exchange, the closing sale price for the Common Stock on the Composite Tape on the measurement date; or

          (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

     D. PAYMENT OF OPTION PRICE. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Board deems acceptable, and which other consideration in the Board's sole discretion may include: (i) Common Stock of the Company already owned by the Optionee having a total fair market value on the date of exercise, determined in accordance with Section 7.C, equal to the purchase price, (ii) Common Stock of the Company issuable upon the exercise of a Plan option and withheld by the Company having a total fair market value on the date of exercise, determined in accordance with Section 7.C, equal to the purchase price, as long as the Optionee can produce evidence of ownership for at least six months of a sufficient number of shares of the Company's Common Stock ("Mature Shares") which would cover the amount of the purchase price, or (iii) a combination of cash and Common Stock of the Company (either shares already owned by the Optionee or shares being withheld upon the exercise of a Plan option, with evidence of Mature Shares) having a total fair market value on

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the date of exercise,  determined in accordance  with Section 7.C,  equal to the amount of the purchase price not paid in cash.

     E. MANNER OF EXERCISE. Subject to the terms and conditions of any applicable option agreement, any option granted under the Plan may be exercised in whole or in part. To initiate the process for the exercise of an option: (i) the Optionee shall deliver to the Company, or to a broker-dealer in the Common Stock with the original copy to the Company, a written notice of intent to exercise an option specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for the purpose of resale or distribution; and (ii) the Optionee, or the broker-dealer, shall pay for the exercise price of such shares with cash, or if the Board in its discretion agrees to so accept, by delivery to the Company of Common Stock of the Company (either shares already owned by the Optionee or shares being withheld upon the exercise of a Plan option, with evidence of Mature Shares), or in some combination of cash and such Common Stock acceptable to the Board. If payment of the Option Price is made with Common Stock, the value of the Common Stock used for such payment shall be the fair market value of the Common Stock on the date of exercise as determined in accordance with
Section 7.C. The date of exercise of a stock option shall be determined under procedures established by the Board, but in no event shall the date of exercise precede the date on which both the written notice of intent to exercise an option and full payment of the exercise price for the shares as to which the option is being exercised have been received by the Company. Promptly after receiving full payment for the shares as to which the option is being exercised and, provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to the Optionee, deliver to the Optionee a certificate for such shares of the Common Stock. If the Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applicable portion of the option shall terminate.

     F. INVESTMENT REPRESENTATION. Each option agreement may provide that, upon demand by the Board for such a representation, the Optionee or Optionee
Representative shall deliver to the Board at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of Common Stock issued upon exercise of an option and before expiration of the option period shall be a condition precedent to the right of the Optionee or Optionee Representative to purchase Common Stock.

     G. EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF SERVICE. Upon termination of service as an Independent Director, for whatever reason, any and all stock options held by the Optionee shall remain effective and may be exercised by the Optionee or the Optionee Representative until the expiration of the applicable option term.

     H. TRANSFERABILITY OF OPTIONS. An option granted under the Plan may not be transferable and may be exercised only by the Optionee during the Optionee's lifetime, or by the Optionee Representative in the event of the Optionee's death, to the extent the option was exercisable by the Optionee at the date of his or her death.

     I. NO RIGHTS AS SHAREHOLDER. No Optionee or Optionee Representative shall have any rights as a shareholder with respect to Common Stock subject to his or her option before the date of transfer to Optionee of a certificate or certificates for such shares.

     J. TAX WITHHOLDING. To the extent required by applicable law, the Optionee shall, on the date of exercise, make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. The Board, in its sole discretion, may permit these obligations to be satisfied in whole or in part with: (i) cash paid by the Optionee or by a broker-dealer on behalf of the Optionee, (ii) shares of Common Stock that otherwise

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would be issued to the  Optionee  upon  exercise of the  option,  as long as the
Optionee can produce evidence of Mature Shares which would cover the amount of the purchase price, and/or (iii) shares of Common Stock previously acquired. The Company shall not be required to issue shares for the exercise of an option until such tax obligations are satisfied and the Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

8. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before: (i) the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. To the extent the Company meets the then applicable requirements for the use thereof and to the extent the Company may do so without undue cost or expense, and subject to the determination by the Board of Directors of the Company that such action is in the best interest of the Company, the Company intends to register the issuance and sale of such Common Stock by the Company under federal and applicable state securities laws using a Form S-8 registration statement under the Securities Act of 1933, as amended, or such successor Form as shall then be available.

9.  CAPITAL ADJUSTMENTS AFFECTING STOCK, MERGERS AND CONSOLIDATIONS.

     A. CAPITAL ADJUSTMENTS. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.

     B. MERGERS AND CONSOLIDATIONS. In the event the Company merges or consolidates with another entity, or all or a substantial portion of the Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than the common stock of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Optionee shall have the right to purchase: (i) that number of shares of common stock of the Successor that have a book value equal, as of the date of such merger, conversion or acquisition, to the book value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Company theretofore subject to the Optionee's option, (ii) for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the Optionee could have acquired all of the shares of Common Stock of the Company theretofore optioned to the Optionee.

     C. NO EFFECT ON COMPANY'S RIGHTS. The granting of an option pursuant to the Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. AMENDMENT, SUSPENSION, OR TERMINATION. The Board shall have the right, at any time, to amend, suspend or terminate the Plan. Notwithstanding the foregoing, without the consent of the Optionee, no amendment shall make any changes in an outstanding option which would adversely affect the rights of the Optionee.

11. EFFECTIVE DATE, TERM AND APPROVAL. The Plan is effective October 27, 1994 (the date of Board adoption of the Plan). The Plan was approved by stockholders of the Company holding not less than a majority of the shares present and voting at its 1995 annual meeting on April 21, 1995. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms.

12. GOVERNING LAW; SEVERABILITY. The Plan shall be governed by the laws of the State of Delaware. The invalidity or unenforceability of any provision of the Plan or any option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.

         Dated this 26th day of February, 2002.


                                     SYPRIS SOLUTIONS, INC.




                                    By:/S/ JEFFREY T. GILL
                                       Jeffrey T. Gill
                                       President and Chief Executive Officer